SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: June 20, 1997


                          PHARMASYSTEMS HOLDINGS CORP.
             (Exact name of Registrant as specified in its charter)


           Colorado                       0-21851               84-1189040
         (State or Other          (Commission File No.)       (IRS Employer
    jurisdiction of incorporation)                        Identification Number)






                  7350 NW 7th Street, Suite 104, Miami, Florida 33126
                    (Address of principal executive offices)
                                   (Zip Code)




Registrant's telephone number, including area code: (305) 267-9500






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Item 4.           Changes in Registrant's Certifying Accountant

         On June 20, 1997, PharmaSystems Cost Containment Corp., a privately held company ("PCCC"), was merged into the registrant, PharmaSystems Holdings Corp. (the "Company"). Prior to the merger, the independent auditors of the Company (then named Euro-Tel, Inc.) were Kish, Leake & Associates, P.C. ("KL&A") and the independent auditors of PCCC were BDO Seidman, LLP. Subsequent to the merger, the independent auditors of the Company were BDO Seidman, LLP. The change in the Company's independent auditors was approved by the Company's Board of Directors.

         KL&A's report upon the Company's financial statements as of September 30, 1996, for the fiscal years ended September 30, 1996 and 1995 and for the period November 26, 1991 (inception) through September 30, 1996 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles, except the report stated that such financial statements were prepared assuming that the Company will continue as a going concern. During the Company's two fiscal years ended September 30, 1996 and the interim period from October 1, 1996 to June 20, 1997 (the "Interim Period"): (i) there were no disagreements (of the nature contemplated by Item 304(a)(1)(iv) of Regulation S-K) between the Company and KL&A; and (ii) there were no reportable events of the nature contemplated by
Item 304(a)(1)(v)(A)-(D) of Regulation S-K. During the Company's two fiscal years ended September 30, 1996 and the Interim Period the Company did not consult with BDO Seidman, LLP with respect to any of the matters contemplated by
Item 304(a)(2)(i)-(ii) of Regulation S-K.


Item 7.           Financial Statements, Pro-Forma Information and Exhibits

         (a)   Financial Statements of Businesses Acquired

                    Not Applicable

         (b)      Proforma Financial Information

                    Not Applicable

         (c)   Exhibits

                    Exhibit 16 - Letter from Kish, Leake & Associates, P.C.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: March 26, 1998             PHARMASYSTEMS HOLDINGS CORP.
                                  (registrant)


                                  By: /s/ Aurelio E. Alonso__________
                                  Aurelio E. Alonso
                                  Executive Vice President and
                                  Chief Financial Officer